Exhibit 99.1
Sun Country Airlines Reports Second Quarter 2022 Results
Q2 2022 GAAP diluted EPS of $(0.07) and operating income of $3 million
Q2 2022 Adjusted diluted EPS of $(0.03)(1) and adjusted operating income of $4 million(1)
MINNEAPOLIS. August 8, 2022. Sun Country Airlines Holdings, Inc. (“Sun Country Airlines”, “Sun Country”, the “Company”) (NASDAQ: SNCY) today reported financial results for its second quarter ended June 30, 2022.

“Despite the second quarter being a historically seasonally weaker quarter, scheduled service TRASM in the quarter was up 29% versus the second quarter 2019 and 13% sequentially versus first quarter 2022. We generated a positive operating profit of $3.4 million and an adjusted operating profit of $4 million despite fuel prices averaging $4.39 per gallon during the quarter.” said Jude Bricker, Chief Executive Officer of Sun Country. "During the month of June, scheduled service TRASM was 44% higher than in 2019 and we generated a GAAP operating margin of almost 8%, all while we were paying $4.47 per gallon for jet fuel. We continue to see strong leisure demand in July and expect it to stay elevated through the summer travel period. We are facing the same training challenges that have impacted the rest of the industry, resulting in less scheduled service flying than we would like to have flown and negatively impacting results We are making progress on resolving these training challenges and fundamentally view them to be temporary in nature; I am as bullish as ever on all of the critical factors that will determine Sun Country’s long-term success.”
Overview of Second Quarter

	Three Months Ended June 30,
(unaudited) (in millions, except per share amounts)	2022	2021(7)	% Change
Total Operating Revenue	$219.1	$149.2	46.8
Operating Income	3.4	49.8	(93.2)
Income (Loss) Before Income Tax	(4.8)	61.8	(107.8)
Net Income (Loss)	(3.9)	52.2	(107.5)
Diluted earnings (Loss) per share	$(0.07)	$0.84	(108.3)

	Three Months Ended June 30,
(unaudited) (in millions, except per share amounts)	2022	2021(7)	% Change
Adjusted Operating Income (1)	$3.9	$10.8	(63.4)
Adjusted Income (Loss) Before Income Tax (1)	(2.6)	4.7	NM
Adjusted Net Income (Loss) (1)	(1.8)	3.9	NM
Adjusted diluted earnings (Loss) per share (1)	$(0.03)	$0.06	NM

	Six Months Ended June 30,
(unaudited) (in millions, except per share amounts)	2022	2021(7)	% Change
Total Operating Revenue	$445.6	$276.8	61.0
Operating Income	25.2	80.4	(68.7)
Income Before Income Tax	1.6	85.3	(98.2)
Net Income (Loss)	(0.3)	69.0	(100.4)
Diluted earnings (Loss) per share	$0.00	$1.20	(100.0)

	Six Months Ended June 30,
(unaudited) (in millions, except per share amounts)	2022	2021(7)	% Change
Adjusted Operating Income (1)	$26.7	$12.0	123.2
Adjusted Income Before Income Tax (1)	13.0	0.0	NM
Adjusted Net Income (Loss) (1)	10.5	(1.0)	NM
Adjusted diluted earnings (Loss) per share (1)	$0.18	$(0.02)	NM
“NM” stands for not meaningful

For the quarter ended June 30, 2022, Sun Country reported a net loss of $4 million and a loss before income tax of $5 million, on $219 million of revenue. Adjusted loss before income tax for the quarter was $3 million(1). GAAP operating income during the quarter was $3 million, producing an operating margin of 1.5%, while adjusted operating income was $4 million(1), resulting in an adjusted operating income margin of 1.8%(1).

“Demand continues to be at some of the strongest levels that we have seen,” said Dave Davis, President and Chief Financial Officer. “Unfortunately, despite growing second quarter block hours by 23% versus 2019, we were undersized in the quarter due to training challenges limiting our scheduled service and ad hoc charter growth. Since signing our new pilot agreement in December of last year, we have been able to attract all of the new hire pilots we need, and attrition has been greatly reduced. We are making strong progress in expanding our training pipeline to accommodate our growth and we anticipate seeing the benefits later this year. Capacity constraints have pressured our unit costs by limiting aircraft utilization. As we hire and train new staff at a record pace for Sun Country, new flying will come at high marginal profitability as the needed assets already exist.”
Notable Highlights

•Adding a third aircraft to its charter service for Caesars Entertainment in October 2022
•Selected by the U.S. Department of Transportation to provide Essential Air Service (EAS) for Chippewa Valley Regional Airport (EAU) in Eau Claire, WI, beginning in December 2022
•Announced new service to Grand Cayman beginning in December 2022
•Airline Business awarded Sun Country with the Airline Strategy Award 2022 for Sector Leadership
Capacity
System block hours flown during the second quarter of 2022 grew by 10% year over year and by 23% versus the same period in 2019, driven by the growth in our cargo business. Staffing challenges impacted passenger service capacity with scheduled service block hours and charter block hours lower by 9% and 5% when compared to the second quarter of 2019.
Charter block hours under long term contracts remain the bulk of the charter flying performed in the second quarter. This composed 92% of total charter flying versus 51% in the second quarter of 2019. As the Company begins to normalize its aircraft utilization, it will be able to pursue more ad-hoc charter flying.
Revenue
For the second quarter of 2022, the Company reported total revenue of $219 million, which was 29% more than the second quarter of 2019. Excluding the $21 million in cargo revenue that did not exist in 2019, revenue still exceeded second quarter 2019 by $28.5 million. The Company’s scheduled service TRASM (3) of 11.6 cents in the second quarter of 2022 increased 29% from the second quarter of 2019 while scheduled service ASMs decreased 6%. The second quarter 2022 total fare of $173 exceeded second quarter 2019 by 23%, and included strong ancillary revenue per passenger of $50.
Charter service revenue is primarily generated through service provided to collegiate and professional sports teams, the U.S. Department of Defense, casinos, and other customers. In the second quarter of 2022, the Company’s charter service revenue was $43 million, an increase of 3% versus second quarter 2019. On a rate basis, second quarter 2022 charter revenue per block hour was 8% higher than the rate in the second quarter of 2019.
Cargo revenue consists of revenue earned from flying cargo aircraft under the Air Transportation Services Agreement (“ATSA”) with Amazon. In the second quarter of 2022, cargo revenue was $21 million, a 4% decrease versus the second quarter of 2021 due to the timing of planned heavy maintenance events.
Cost
For the second quarter of 2022, total GAAP operating expenses increased 35% versus the second quarter of 2019, primarily due to a 77% increase in aircraft fuel expense in the quarter. Adjusted CASM in the second quarter increased 15% in the second quarter 2022 versus the second quarter 2019 while total ASMs decreased

6% for the same period. Second quarter 2022 was also impacted by the new pilot agreement that was signed at the end of 2021.
Balance Sheet and Liquidity
The Company’s net debt(5) on June 30, 2022 was $362 million, while total liquidity(6) was $308 million.

(unaudited) (in millions)	June 30, 2022	December 31, 2021
Cash and Cash Equivalents	$212.9	$309.3
Available-for-Sale Securities	70.1	—
Amount Available Under Revolving Credit Facility	25.0	25.0
Total Liquidity	$308.0	$334.3

	June 30, 2022	December 31, 2021
Long-term Debt	$363.5	$277.4
Finance Lease Obligations	249.6	192.2
Operating Lease Obligations	31.6	76.0
Total Debt and Lease Obligations	644.7	545.6
Cash and Cash Equivalents	212.9	309.3
Available-for-Sale Securities	70.1	—
Net Debt	$361.7	$236.3
Fleet
As of June 30, 2022, the Company had 41 aircraft in its passenger service fleet, and operated twelve freighter aircraft in its cargo operation.
Guidance for Third Quarter 2022

	Q3 2022	H/(L) vs Q3 2019
Total revenue - millions	$215 to $220	25% to 28%
Economic fuel cost per gallon	$3.84
Operating income margin - percentage	3% - 5%
Effective tax rate	23%
Total system block hours - thousands	31 to 32	17% to 21%
Conference Call & Webcast Details
Sun Country Airlines will host a conference call to discuss its second quarter 2022 results at 10:00 a.m. Eastern Time on Tuesday, August 9, 2022. A live broadcast of the conference call will be available via the investor relations section of Sun Country Airlines’ website at https://ir.suncountry.com/news-events/events-and-presentations. The online replay will be available on the same website approximately one hour after the call. The conference call can also be listened to live by accessing https://register.vevent.com/register/BI2e6b0275b8fe4c78aceab592f270965f.
About Sun Country Airlines
Sun Country Airlines is a new breed of hybrid low-cost air carrier that dynamically deploys shared resources across our synergistic scheduled service, charter and cargo businesses. Based in Minnesota, we focus on serving leisure and visiting friends and relatives ("VFR") passengers and charter customers and providing cargo CMI services, with flights throughout the United States and to destinations in Mexico, Central America, Canada, and the Caribbean.

End Notes

1 -	See additional details in the tables below in the section titled “Non-GAAP financial measures”
2 -	Total system TRASM = total revenue – cargo revenue / system ASMs
3 -	Scheduled service TRASM = scheduled service revenue + ancillary revenue + other revenue / scheduled service ASMs
4 -
Adjusted CASM is a non-GAAP measure derived from CASM by excluding fuel costs, Special Items, non-cash management stock compensation expense, costs arising from its cargo operations (began in 2020 when the Company launched cargo operations), certain commissions, and other costs of selling its vacations product from this measure. See table titled “Reconciliation of Adjusted CASM to CASM”

5 -	Net debt = current portion of long-term debt + long-term debt + finance lease obligations + operating lease obligations – cash and cash equivalents - Available-for-Sale Securities
6 -	Total liquidity = cash and cash equivalents + available-for-sale securities + amount of undrawn revolver
7 -	Certain prior period amounts have been revised to correct an immaterial change related to the application of the Company’s accounting for its aircraft transactions, as reflected this in our in our Quarterly Report on Form 10-Q.
Contacts

Investor Relations
Chris Allen
651-681-4810
IR@suncountry.com
Media
Wendy Burt
651-900-8400
mediarelations@suncountry.com

Forward Looking Statements
This press release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. The forward-looking statements are relating to:
• our strategy, outlook and growth prospects;
• our operational and financial targets and dividend policy;
• general economic trends and trends in the industry and markets; and
• the competitive environment in which we operate.
These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.
These forward-looking statements reflect our views with respect to future events as of the date of this press release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. We anticipate that subsequent events and developments will cause our views to change. You should read this press release completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures, or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements. Additional information concerning certain factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Reports on Form 10-K, Quarterly Report on Form 10-Q, and Current Reports on Form 8-K.
Non-GAAP Financial Measures
We sometimes use information that is derived from the condensed consolidated financial statements, but that is not presented in accordance with GAAP. We believe these non-GAAP measures provide a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. We believe certain charges included in our operating expenses on a GAAP basis make it difficult to compare our current period results to prior periods as well as future periods and guidance. The tables below show a reconciliation of non-GAAP financial measures used in this document to the most directly comparable GAAP financial measures.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

	Three Months Ended June 30,
	2022	2021(7)	% Change
Operating Revenues:
Scheduled Service	$108,412	$67,073	61.6
Charter Service	42,749	28,898	47.9
Ancillary	44,201	29,159	51.6
Passenger	195,362	125,130	56.1
Cargo	21,190	22,098	(4.1)
Other	2,515	1,961	28.3
Total Operating Revenue	219,067	149,189	46.8

Operating Expenses:
Aircraft Fuel	76,947	29,709	159.0
Salaries, Wages, and Benefits	60,298	42,316	42.5
Aircraft Rent	2,211	3,815	(42.0)
Maintenance	12,782	11,300	13.1
Sales and Marketing	7,881	5,822	35.4
Depreciation and Amortization	16,854	14,208	18.6
Ground Handling	8,212	6,551	25.4
Landing Fees and Airport Rent	9,496	8,752	8.5
Special Items, net	—	(39,819)	(100.0)
Other Operating, net	21,017	16,746	25.5
Total Operating Expenses	215,698	99,400	117.0
Operating Income	3,369	49,789	(93.2)

Non-operating Income (Expense):
Interest Income	532	9	NM
Interest Expense	(7,042)	(6,080)	15.8
Other, net	(1,702)	18,054	NM
Total Non-operating Income (Expense), net	(8,212)	11,983	(168.5)

Income (Loss) before Income Tax	(4,843)	61,772	(107.8)
Income (Benefit) Tax Expense	(921)	9,595	(109.6)
Net Income (Loss)	$(3,922)	$52,177	(107.5)

Net Income (Loss) per share to common stockholders:
Basic	$(0.07)	$0.91	(107.7)
Diluted	$(0.07)	$0.84	(108.3)
Shares used for computation:
Basic	58,060,716	57,156,159	1.6
Diluted	58,060,716	61,982,441	(6.3)
“NM” stands for not meaningful

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

	Six Months Ended June 30,
	2022	2021(7)	% Change
Operating Revenues:
Scheduled Service	$232,479	$121,693	91.0
Charter Service	75,628	54,703	38.3
Ancillary	89,287	52,929	68.7
Passenger	397,394	229,325	73.3
Cargo	42,243	43,684	(3.3)
Other	5,954	3,793	57.0
Total Operating Revenue	445,591	276,802	61.0

Operating Expenses:
Aircraft Fuel	141,492	53,984	162.1
Salaries, Wages, and Benefits	119,915	86,392	38.8
Aircraft Rent	5,397	9,414	(42.7)
Maintenance	24,777	20,510	20.8
Sales and Marketing	16,509	10,932	51.0
Depreciation and Amortization	32,182	26,823	20.0
Ground Handling	16,170	11,781	37.3
Landing Fees and Airport Rent	19,782	17,537	12.8
Special Items, net	—	(72,355)	(100.0)
Other Operating, net	44,166	31,397	40.7
Total Operating Expenses	420,390	196,415	114.0
Operating Income	25,201	80,387	(68.7)

Non-operating Income (Expense):
Interest Income	556	24	NM
Interest Expense	(15,604)	(13,201)	18.2
Other, net	(8,577)	18,049	NM
Total Non-operating Income (Expense), net	(23,625)	4,872	NM

Income before Income Tax	1,576	85,259	(98.2)
Income Tax Expense	1,861	16,304	(88.6)
Net Income (Loss)	$(285)	$68,955	(100.4)

Net Income (Loss) per share to common stockholders:
Basic	$0.00	$1.30	(100.0)
Diluted	$0.00	$1.20	(100.0)
Shares used for computation:
Basic	57,984,608	52,850,041	9.7
Diluted	57,984,608	57,403,593	1.0
“NM” stands for not meaningful

KEY OPERATING STATISTICS
The following table presents key operating statistics and metrics for the three and six months ended June 30, 2022 and 2021.

	Three Months Ended June 30,
	2022	2021(7)	% Change
Scheduled Service Statistics:
Revenue passenger miles (RPMs) – thousands	1,126,030	919,034	22.5
Available seat miles (ASMs) – thousands	1,343,116	1,198,768	12.0
Load factor	83.8%	76.7%	7.1
Revenue passengers carried	884,088	700,019	26.3
Departures	5,674	4,921	15.3
Block hours	18,205	15,900	14.5
Scheduled service TRASM(1) - cents	11.55	8.19	41.0
Average base fare per passenger	$122.63	$95.81	28.0
Ancillary revenue per passenger	$50.00	$41.66	20.0
Fuel gallons - thousands	14,187	12,267	15.7

Charter Statistics:
Departures	2,235	1,727	29.4
Block hours	4,573	3,656	25.1
Available seats miles (ASMs) - thousands	278,804	237,723	17.3
Fuel gallons - thousands	3,271	2,622	24.8

Cargo Statistics:
Departures	2,693	2,752	(2.1)
Block hours	7,762	8,198	(5.3)

Total System Statistics:
Average passenger aircraft	34.5	31.0	11.3
Passenger aircraft – end of period	41	33	24.2
Cargo aircraft – end of period	12	12	—
Available seat miles (ASMs) – thousands	1,632,501	1,442,744	13.2
Departures	10,687	9,445	13.1
Block hours	30,755	27,874	10.3
Daily utilization – hours	7.4	7.0	5.7
Average stage length – miles	1,120	1,179	(5.0)
Total revenue per ASM (TRASM)(2) - cents	12.12	8.81	37.6
Cost per ASM (CASM) - cents	13.21	6.89	91.7
Adjusted CASM - cents	7.14	6.40	11.6
Fuel gallons - thousands	17,568	14,955	17.5
Fuel cost per gallon, excluding derivatives	$4.39	$2.07	112.1
Employees at end of period	2,282	1,815	25.7
1 – Scheduled service TRASM = scheduled service revenue + ancillary revenue + other revenue / scheduled service ASMs
2 – Total system TRASM = total revenue – cargo revenue / system ASMs

KEY OPERATING STATISTICS

	Six Months Ended June 30,
	2022	2021(7)	% Change
Scheduled Service Statistics:
Revenue passenger miles (RPMs) – thousands	2,464,490	1,694,033	45.5
Available seat miles (ASMs) – thousands	3,027,648	2,356,780	28.5
Load factor	81.4%	71.9%	9.5
Revenue passengers carried	1,806,740	1,253,051	44.2
Departures	11,901	9,244	28.7
Block hours	40,638	31,107	30.6
Scheduled service TRASM(1) - cents	10.82	7.57	42.9
Average base fare per passenger	$128.67	$97.12	32.5
Ancillary revenue per passenger	$49.42	$42.24	17.0
Fuel gallons - thousands	31,587	23,824	32.6

Charter Statistics:
Departures	3,855	3,238	19.1
Block hours	8,377	6,987	19.9
Available seats miles (ASMs) - thousands	514,509	449,444	14.5
Fuel gallons - thousands	6,029	4,979	21.1

Cargo Statistics:
Departures	5,267	5,317	(0.9)
Block hours	15,152	16,440	(7.8)

Total System Statistics:
Average passenger aircraft	34.3	31.0	10.6
Passenger aircraft – end of period	41	33	24.2
Cargo aircraft – end of period	12	12	—
Available seat miles (ASMs) – thousands	3,560,651	2,819,540	26.3
Departures	21,174	17,897	18.3
Block hours	64,560	54,806	17.8
Daily utilization – hours	8.0	6.8	17.6
Average stage length – miles	1,227	1,225	0.2
Total revenue per ASM (TRASM)(2) - cents	11.33	8.27	37.0
Cost per ASM (CASM) - cents	11.81	6.97	69.4
Adjusted CASM - cents	6.64	6.28	5.7
Fuel gallons - thousands	37,813	28,948	30.6
Fuel cost per gallon, excluding derivatives	$3.76	$1.99	88.9
Employees at end of period	2,282	1,815	25.7
1 – Scheduled service TRASM = scheduled service revenue + ancillary revenue + other revenue / scheduled service ASMs
2 – Total system TRASM = total revenue – cargo revenue / system ASMs

SUMMARY BALANCE SHEET (Dollars in millions) (amounts may not recalculate due to rounding)

	June 30, 2022	December 31, 2021(7)	% Change
	(Unaudited)
Cash & Cash Equivalents	$212.9	$309.3	(31.2)
Other Current Assets	150.5	66.1	127.6
Total Current Assets	363.3	375.4	(3.2)
Total Property & Equipment, net	745.6	578.5	28.9
Other	397.8	426.5	(6.7)
Total Assets	1,506.7	1,380.4	9.2

Air Traffic Liabilities	124.0	118.6	4.6
Current Finance Lease Obligations	29.4	11.7	151.3
Current Operating Lease Obligations	10.2	17.2	(40.7)
Current Maturities of Long-Term Debt	43.8	29.4	49.0
Other Current Liabilities	124.0	104.7	18.4
Total Current Liabilities	331.4	281.7	17.6
Finance Lease Obligations	220.2	180.5	22.0
Operating Lease Obligations	21.4	58.8	(63.6)
Long-Term Debt	319.7	248.0	28.9
Income Tax Receivable Agreement Liability	106.2	98.8	7.5
Other	11.9	22.1	(46.1)
Total Liabilities	1,010.9	889.8	13.6

Total Stockholders Equity	$495.9	$490.6	1.1

SUMMARY CASH FLOW (Dollars in millions) (Unaudited - amounts may not recalculate due to rounding)

	Six Months Ended June 30,
	2022	2021(7)	% Change
Net cash provided by operating activities	$37.1	$96.8	(61.7)

Purchases of property & equipment	(137.6)	(73.7)	86.8
Other	(61.3)	(0.5)	NM
Net cash used in investing activities	(199.0)	(74.2)	168.3

Cash received from stock offering	—	235.9	(100.0)
Proceeds from borrowing	172.5	80.5	114.3
Repayment of finance lease obligations	(24.3)	(7.9)	208.9
Repayment of borrowings	(86.0)	(74.7)	15.2
Other	(1.0)	(11.4)	(90.9)
Net cash provided by financing activities	61.1	222.5	(72.5)

Net Increase (Decrease) in cash	(100.8)	245.1	(141.1)
Cash, Cash Equivalents and Restricted Cash – Beginning of the Period	317.8	70.4	351.6
Cash, Cash Equivalents and Restricted Cash – End of the Period	$217.0	$315.5	(31.2)
“NM” stands for not meaningful

Calculation of Special Items Dollars in millions – Unaudited - amounts may not recalculate due to rounding
The following tables lists the items that are included as Special Items, net.

	Three Months Ended June 30,
	2022	2021(7)
CARES Act employee grant recognition (1)	$—	$(39.4)
CARES Act employee retention credit (2)	—	(0.4)
Total Special Items, net	$—	$(39.8)

	Six Months Ended June 30,
	2022	2021(7)
CARES Act employee grant recognition (3)	$—	$(71.6)
CARES Act employee retention credit (2)	—	(0.8)
Total Special Items, net	$—	$(72.4)

(1)
In the quarter ended June 30, 2021, the United States Department of the Treasury awarded the Company a grant of $39.4 under the Payroll Support Program (“PSP2”) under the Consolidated Appropriations Act, 2021

(2)	Relates to a credit recognized under the CARES Act Employee Retention credit which is a refundable tax credit against certain employee taxes
(3)	In the first half of 2021, the United States Department of the Treasury awarded the Company a grant of $71.6 under the Payroll Support Program (“PSP2”) under the Consolidated Appropriations Act, 2021

NON-GAAP FINANCIAL MEASURES
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income (Loss) Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income (Loss), Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income (Loss) Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income (Loss), Adjusted Net Income (Loss) per share, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures included as supplemental disclosure because we believe they are useful indicators of our operating performance. Derivations of operating income and net income are well recognized performance measurements in the airline industry that are frequently used by our management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in our industry and facilitate comparisons among current, past and future periods. We believe that while items excluded from Adjusted EBITDA and Adjusted EBITDA Margin may be recurring in nature and should not be disregarded in evaluation of our earnings performance, Adjusted EBITDA and Adjusted EBITDA Margin is useful because its calculation isolates the effects of financing in general, the accounting effects of capital spending and acquisitions (primarily aircraft, which may be acquired directly, directly subject to acquisition debt, by finance lease or by operating lease, each of which is presented differently for accounting purposes), and income taxes, which may vary significantly between periods and for different companies for reasons unrelated to overall operating performance.
The presented non-GAAP measures have limitations as analytic tools, such as: these measures do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and other companies in our industry may calculate these measures differently than we do, limiting each measure’s usefulness as a comparative measure. Because of these limitations, these non-GAAP measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Accordingly, you are cautioned not to place undue reliance on this information. We encourage investors to review our financial statements and other filings with the Securities and Exchange Commission in their entirety and not to rely on any single financial measure.

Reconciliation of GAAP Operating Income to Adjusted Operating Income Dollars in millions – Unaudited - amounts may not recalculate due to rounding
The following table presents the reconciliation of GAAP operating income to adjusted operating income.

	Three Months Ended June 30,
	2022	2021(7)
Operating Revenue	$219.1	$149.2
Operating Income	3.4	49.8
Special Items, net (1)	—	(39.8)
Stock compensation expense	0.6	0.7
Tax Receivable Agreement expense (2)	—	0.1
Adjusted Operating Income	$3.9	$10.8

Operating Income Margin	1.5%	33.4%
Adjusted Operating Income Margin	1.8%	7.2%

	Six Months Ended June 30,
	2022	2021(7)
Operating Revenue	$445.6	$276.8
Operating Income	25.2	80.4
Special Items, net (1)	—	(72.4)
Stock compensation expense	1.5	3.6
Tax Receivable Agreement expense (2)	—	0.3
Adjusted Operating Income	$26.7	$12.0

Operating Income Margin	5.7%	29.0%
Adjusted Operating Income Margin	6.0%	4.3%

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the Tax Receivable Agreement (“TRA”) liability with our pre-IPO stockholders

Reconciliation of GAAP Income (Loss) Before Income Tax to Adjusted Income (Loss) Before Income Tax Dollars in millions – Unaudited - amounts may not recalculate due to rounding
The following table presents the reconciliation of GAAP income (loss) before income tax to adjusted income (loss) before income tax.

	Three Months Ended June 30,
	2022	2021(7)
Net Income (Loss)	$(3.9)	$52.2
Add: Provision for Income Tax Expense (Benefit)	(0.9)	9.6
Income (Loss) Before Income Tax, as reported	(4.8)	61.8
Pre-tax margin	(2.2)%	41.4%

Special Items, net (1)	—	(39.8)
Stock compensation expense	0.6	0.7
Secondary offering expense	—	0.6
Gain on asset transactions, net	(0.1)	—
Tax Receivable Agreement expense (2)	—	0.1
Tax Receivable Agreement adjustment (3)	1.7	(18.7)
Adjusted Income (Loss) Before Income Tax	$(2.6)	$4.7

Adjusted Pre-tax margin	(1.2)%	3.1%

	Six Months Ended June 30,
	2022	2021(7)
Net Income (Loss)	$(0.3)	$69.0
Add: Provision for income tax expense	1.9	16.3
Income Before Income Tax, as reported	1.6	85.3
Pre-tax margin	0.4%	30.8%

Special Items, net (1)	—	(72.4)
Stock compensation expense	1.5	3.6
Secondary offering expense	—	0.6
Gain on asset transactions, net	(0.1)	—
Early pay-off of US Treasury loan	—	0.8
Tax Receivable Agreement expense (2)	—	0.3
Tax Receivable Agreement adjustment (3)	8.5	(18.7)
Loss on refinancing credit facility	1.6	0.4
Adjusted Income Before Income Tax	$13.0	$0.0

Adjusted Pre-tax margin	2.9%	0.0%

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the TRA liability with our pre-IPO stockholders
(3)	This represents the adjustment to the TRA for the period, which is recorded in Non-Operating Income (Expense)

Reconciliation of GAAP Net Income (Loss) and Earnings per Share to Adjusted Net Income (Loss) and Adjusted Earnings per Share
Dollars and shares in millions, except for per share – Unaudited - amounts may not recalculate due to rounding

The following table presents the reconciliation of GAAP net income (loss) and earnings (loss) per share to adjusted net income (loss) and adjusted earnings per share.

	Three Months Ended June 30,
	2022		2021(7)
	Dollars	Per Share - diluted	Dollars	Per Share - diluted
Net Income (Loss)	$(3.9)	$(0.07)	$52.2	$0.84
Special Items, net (1)	—	—	(39.8)	(0.64)
Stock Compensation Expense	0.6	0.01	0.7	0.01
Secondary offering expense	—	—	0.6	0.01
Gain on asset transactions, net	(0.1)	0.00	—	—
Tax Receivable Agreement expense (2)	—	—	0.1	0.00
Tax Receivable Agreement adjustment (3)	1.7	0.03	(18.7)	(0.30)
Income tax effect of adjusting items, net (4)	(0.1)	—	8.8	0.14
Adjusted Net Income (Loss)	$(1.8)	$(0.03)	$3.9	$0.06

Diluted share count	58.1		62.0

	Six Months Ended June 30,
	2022		2021(7)
	Dollars	Per Share - diluted	Dollars	Per Share - diluted
Net Income (Loss)	$(0.3)	$0.00	$69.0	$1.20
Special Items, net (1)	—	—	(72.4)	(1.26)
Stock Compensation Expense	1.5	0.03	3.6	0.06
Secondary offering expense	—	—	0.6	0.01
Gain on asset transactions, net	(0.1)	0.00	—	—
Early pay-off of US Treasury loan	—	—	0.8	0.01
Tax Receivable Agreement expense (2)	—	—	0.3	0.01
Tax Receivable Agreement adjustment (3)	8.5	0.15	(18.7)	(0.33)
Loss on refinancing credit facility	1.6	0.03	0.4	0.01
Income tax effect of adjusting items, net (4)	(0.7)	(0.01)	15.3	0.27
Adjusted Net Income (Loss)	$10.5	$0.18	$(1.0)	$(0.02)

Diluted share count	58.0		57.4

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the TRA liability with our pre-IPO stockholders
(3)	This represents the adjustment to the TRA for the period, which is recorded in Non-Operating Income (Expense)
(4)	The tax effect of adjusting items, net is calculated at the Company’s statutory rate for the application period

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA Dollars in millions – Unaudited - amounts may not recalculate due to rounding
The following tables present the reconciliation of net income (loss) to adjusted EBITDA for the periods presented below.

	Three Months Ended June 30,
	2022	2021(7)
Net Income (Loss)	$(3.9)	$52.2
Special Items, net (1)	—	(39.8)
Interest Income	(0.5)	—
Interest Expense	7.0	6.1
Stock Compensation Expense	0.6	0.7
Gain on asset transactions, net	(0.1)	—
Secondary offering expense	—	0.6
Tax Receivable Agreement expense (2)	—	0.1
Tax Receivable Agreement adjustment (3)	1.7	(18.7)
Provision for Income Taxes	(0.9)	9.6
Depreciation and Amortization	16.9	14.2
Adjusted EBITDA	$20.7	$25.0

Adjusted EBITDA margin	9.5%	16.7%

	Six Months Ended June 30,
	2022	2021(7)
Net Income (Loss)	$(0.3)	$69.0
Special Items, net (1)	—	(72.4)
Interest Income	(0.6)	—
Interest Expense	15.6	13.2
Stock Compensation Expense	1.5	3.6
Gain on asset transactions, net	(0.1)	—
Secondary offering expense	—	0.6
Tax Receivable Agreement expense (2)	—	0.3
Tax Receivable Agreement adjustment (3)	8.5	(18.7)
Provision for Income Taxes	1.9	16.3
Depreciation and Amortization	32.2	26.8
Adjusted EBITDA	$58.7	$38.8

Adjusted EBITDA margin	13.2%	14.0%

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the TRA liability with our pre-IPO stockholders
(3)	This represents the adjustment to the TRA for the period, which is recorded in Non-Operating Income (Expense)

Adjusted CASM
Adjusted CASM is a non-GAAP measure derived from CASM by excluding fuel costs, costs related to our cargo operations (began in 2020 when we launched our cargo operations), stock based compensation, certain commissions and other costs of selling our vacations product from this measure as these costs are unrelated to our airline operations and improve comparability to our peers. Adjusted CASM is an important measure used by management and by our board of directors in assessing quarterly and annual cost performance. Adjusted CASM is also a measure commonly used by industry analysts and we believe it is an important metric by which they compare our airline to others in the industry, although other airlines may exclude certain other costs in their calculation of Adjusted CASM. The measure is also the subject of frequent questions from investors.

Adjusted CASM excludes fuel costs. By excluding volatile fuel expenses that are outside of our control from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can lead to a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management and investors to understand the impact and trends in company-specific cost drivers, such as labor rates, aircraft costs and maintenance costs, and productivity, which are more controllable by management.

Adjusted CASM also excludes special items and other adjustments, as defined in the relevant reporting period, that are not representative of the ongoing costs necessary to our airline operations and may improve comparability between periods. We also exclude stock compensation expense when computing Adjusted CASM. The Company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives and is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

As derivations of CASM are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of CASM as presented may not be directly comparable to similarly titled measures presented by other companies. Adjusted CASM should not be considered in isolation or as a replacement for CASM. For the foregoing reasons, Adjusted CASM has significant limitations which affect its use as an indicator of our profitability. Total operating expense less fuel and special items per block hour is derived by excluding fuel expense and special items from total operating expense. By excluding volatile fuel expenses that are outside of our control from our unit metrics and certain special items that we consider to not be indicative of our ongoing operations, we believe that we have better visibility into the results of operations and our non-fuel cost initiatives. Accordingly, you are cautioned not to place undue reliance on this information.

Reconciliation of CASM to Adjusted CASM Amounts may not recalculate due to rounding, dollar amounts in millions
The following table presents the reconciliation of CASM to Adjusted CASM.

	Three Months Ended June 30,
	2022		2021(7)
	Operating Expenses - mm	Per ASM (cents)	Operating Expenses - mm	Per ASM (cents)
CASM	$215.7	13.21	$99.4	6.89
Less:
Aircraft Fuel	76.9	4.71	29.7	2.06
Stock Compensation Expense	0.6	0.04	0.7	0.05
Special Items, net (1)	—	—	(39.8)	(2.76)
Tax Receivable Agreement expense (2)	—	—	0.1	—
Cargo expenses, not already adjusted above	21.3	1.31	16.2	1.13
Sun Country Vacations	0.2	0.01	0.2	0.01
Adjusted CASM	$116.6	7.14	$92.4	6.40

Available seat miles (ASMs) - mm	1,632.5		1,442.7

	Six Months Ended June 30,
	2022		2021(7)
	Operating Expenses - mm	Per ASM (cents)	Operating Expenses - mm	Per ASM (cents)
CASM	$420.4	11.81	$196.4	6.97
Less:
Aircraft Fuel	141.5	3.97	54.0	1.91
Stock Compensation Expense	1.5	0.04	3.6	0.13
Special Items, net (1)	—	—	(72.4)	(2.56)
Tax Receivable Agreement expense (2)	—	—	0.3	0.01
Cargo expenses, not already adjusted above	40.4	1.14	33.4	1.19
Sun Country Vacations	0.6	0.02	0.4	0.01
Adjusted CASM	$236.3	6.64	$177.1	6.28

Available seat miles (ASMs) - mm	3,560.7		2,819.5

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the TRA liability with our pre-IPO stockholders